SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 March 15, 2002


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


       000-49693                                           92-2115369
(Commission File Number)                       (IRS Employer Identification No.)

            975 El Camino Real, South San Francisco, California 94080
               (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (650) 583-8450
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Item 2.  Acquisition or Disposition of Assets

         On March 15, 2002, the registrant and First National Bank of Northern California, a national banking association (the "Bank") consummated the reorganization contemplated by the Agreement and Plan of Reorganization dated as of November 1, 2001 (the "Plan of Reorganization"), executed between the registrant and the Bank. The Office of the Comptroller of the Currency certified the restructuring of the Bank pursuant to the provisions of 12 U.S.C. Section 215a-2 and 12 C.F.R. Section 7.2000(a), effective March 15, 2002. Pursuant to the Plan of Reorganization, each one share of common stock of the Bank outstanding on March 15, 2002 (except for any shares that are subject to dissenting shareholder rights claimed under the National Bank Act), was converted into the right to receive one share of the common stock of the registrant. The registrant is now the sole shareholder of the Bank and shares of Bank common stock are no longer quoted on the OTC Bulletin Board. Commencing March 18, 2002, shares of the registrant's common stock are quoted on the OTC Bulletin Board under the trading symbol "FNBG." In due course, the registrant intends to file an application for listing of its common stock on The Nasdaq National Market. Previously, the shareholders of the Bank approved the Plan of Reorganization at a Special Meeting of Shareholders held on February 27, 2002. The registrant has also received approval of the Board of Governors of the Federal Reserve System to become a holding company for the Bank, registered under the Bank Holding Company Act of 1956, as amended.

Item 5.  Other Events and Regulation FD Disclosure

         On March 18, 2002, the registrant announced the appointment of the following officers for FNB Bancorp: Michael R. Wyman, Chairman; Thomas C. McGraw, Chief Executive Officer and Secretary; Jim D. Black, President; Anthony
J. Clifford, Executive Vice President and Chief Operating Officer; and James B. Ramsey, Senior Vice President and Chief Financial Officer. A copy of the March 18, 2002, news release announcing such appointments is attached to this report as Exhibit 99.1 and is incorporated here by reference.

Item 7.  Exhibits

         99.1 News release dated March 18, 2002, announcing consummation of the Plan of Reorganization with First National Bank of Northern California

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FNB BANCORP (Registrant)

Dated:  March 19, 2002.                       By: /s/ James B. Ramsey
                                                 -------------------------------
                                                 James B. Ramsey
                                                 Senior Vice President and
                                                 Chief Financial Officer

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